Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this registration statement on Form F-4 and related prospectus, of our report dated April 18, 2022, with respect to the financial statements of DRONEDEK Corporation as of December 31, 2021 and for the year then ended. Our report includes an explanatory paragraph related to DRONEDEK Corporation’s ability to continue as a going concern.

We also consent to the reference to our firm under the caption “Experts”.

/s/ Daszkal Bolton LLP

Boca Raton, Florida

January 29, 2024